For Immediate Release

U.S. Concrete Names Ronnie Pruitt President and COO

- COO promoted to continue strategic growth and integration of ready-mixed concrete and aggregates operations -

EULESS, Texas, April 15, 2019 — U.S. Concrete, Inc. (NASDAQ:USCR), a leading supplier of ready-mixed concrete and aggregates in active construction markets across the country, announced today that Chief Operating Officer (“COO”), Ronnie Pruitt, 48, has been named President and COO, effective April 15, 2019. Mr. Pruitt will continue to report to Chairman and CEO, William J. Sandbrook, and in this expanded role will take over many corporate functions that support the Company’s operational business units.

Mr. Pruitt, who has been with U.S. Concrete since 2015, has over 25 years of industry experience. Prior to joining U.S. Concrete, Mr. Pruitt served as Vice President of Martin Marietta Materials, Inc., and as Vice President of Cement Production and Vice President of Sales and Marketing of Texas Industries, Inc.

“Ronnie has been instrumental in the strategic growth of our Company including very successfully integrating Polaris Materials, a major aggregates acquisition. His leadership and record of success with our ready-mixed concrete and aggregates operations has earned him this expanded role,” said U.S. Concrete Chairman and CEO William J. Sandbrook. “Ronnie is a champion for the health and safety of our employees, is dedicated to our environmental and sustainability initiatives and is laser focused on creating enhanced shareholder value through operational excellence. I am proud of Ronnie’s success and look forward to his enhanced contributions in his expanded role.”

About U.S. Concrete
U.S. Concrete, Inc. (NASDAQ: USCR) is a leading supplier of concrete and aggregates for large-scale commercial, residential and infrastructure projects in high-growth markets across the country. The Company holds leading market positions in New York, Philadelphia, San Francisco, Dallas-Fort Worth and Washington, D.C., and its materials have been used in some of the most complex and highly specialized construction projects of the last decade. U.S. Concrete has continued to grow organically and through a series of strategic acquisitions of independent producers in our target markets.

For more information on U.S. Concrete, visit the “About Us” section of our website - www.us-concrete.com/about-us.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This press release contains various forward-looking statements and information that are based on management's beliefs, as well as assumptions made by and information currently available to management. These forward-looking statements speak only as of the date of this press release. The Company disclaims any obligation to update these statements and cautions you not to rely unduly on them. Forward-looking information includes, but is not limited to, statements regarding: the expansion of the business; the opportunities and results of our acquisitions; the prospects for growth in new and existing markets; encouraging nature of volume and pricing increases; the business levels of our existing markets; ready-mixed concrete backlog; ability to maintain our cost structure and monitor fixed costs; ability to maximize liquidity, manage variable costs, control capital spending and monitor working capital usage; and the adequacy of current liquidity. Although U.S. Concrete believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions, including, among other matters: general and regional economic conditions; the level of activity in the construction industry; the ability of U.S. Concrete to complete acquisitions and to effectively integrate the operations of acquired companies; development of adequate management infrastructure; departure of key personnel; access to labor; union disruption; competitive factors; government regulations; exposure to environmental and other liabilities; the cyclical and seasonal nature of U.S. Concrete's business; adverse weather conditions; the availability and pricing of raw materials; the availability of refinancing alternatives; results of litigation; and general risks related to the industry and markets in which U.S. Concrete operates. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those expected. These risks, as well as others, are discussed in greater detail in U.S. Concrete's filings with the Securities and Exchange Commission, including U.S. Concrete's Annual Report on Form 10-K for the year ended December 31, 2018.

Source: USCR-G

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Company Contact Information:
U.S. Concrete, Inc. Investor Relations
844-828-4774
IR@us-concrete.com

Media Contact:
Media@us-concrete.com